INDEPENDENT AUDITORS' CONSENT
     We consent to the use in this Registration Statement of CEL SCI Corporation on Form S-1, of our report dated November 29, 1995, except for Note 14, as to which the date is December 23, 1995, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus. DELOITTE & TOUCH LLP
     Washington, D.C.
     July 24, 1996